Exhibit 10.2
LIMITED GUARANTEE
LIMITED GUARANTEE, dated as of November 6, 2025 (this “Limited Guarantee”), by Blake L. Sartini (“Guarantor”), in favor of Golden Entertainment, Inc., a Minnesota corporation, and any successor thereto (the “Guaranteed Party”).
1.    GUARANTEE. To induce the Guaranteed Party to enter into a Master Transaction Agreement, dated as of the date hereof (as amended, modified or supplemented, from time to time, the “Agreement”; capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement) by and among Argento, LLC, a Nevada limited liability company (“OpCo Buyer”), VICI Properties Inc., a Maryland corporation (“PropCo Buyer”), VICI ROYAL MERGER SUB LLC, a Delaware limited liability company and a wholly owned subsidiary of PropCo Buyer (“PropCo Merger Sub”), and the Guaranteed Party, pursuant to which, among other things, subject to the terms and conditions set forth therein, OpCo Buyer will acquire 100% of the equity interest of New OpCo (the “OpCo Sale”), Guarantor, intending to be legally bound, hereby absolutely, irrevocably and unconditionally guarantees to the Guaranteed Party the due, punctual and complete observance, performance and discharge of the obligation of OpCo Buyer to pay the OpCo Buyer Termination Fee to the Guaranteed Party in accordance with Section 10.3(c) of the Agreement, if, as and when due and subject to the limitations set forth in the Agreement (the “Payment Obligations”).
In no event shall Guarantor’s aggregate liability under this Limited Guarantee exceed an amount equal to $10,000,000 (the “Cap”). The Guaranteed Party hereby agrees, on behalf of itself and the holders of equity interests in the Guaranteed Party, that in no event shall Guarantor be required to pay any amounts to any one or more Persons under, in respect of, or in connection with this Limited Guarantee, in the aggregate, more than the Cap and that Guarantor shall not have any obligation or liability to any Person relating to, arising out of or in connection with, this Limited Guarantee or the Agreement other than as expressly set forth herein. All payments hereunder shall be made in lawful money of the United States in immediately available funds. Subject to the terms and conditions of this Limited Guarantee, including, without limitation, the Cap, Guarantor unconditionally and irrevocably promises and undertakes to make all payments required hereunder free and clear of any deduction, offset, claim or counterclaim of any kind (other than defenses and claims that are available to OpCo Buyer under the Agreement, except for defenses (A) raised by OpCo Buyer and rejected in a final non-appealable judgement, (b) arising out of (i) the bankruptcy, insolvency, dissolution or liquidation of OpCo Buyer, (ii) the legal power or authority of OpCo Buyer or the Guarantor to enter into the Agreement or this Guaranty, as applicable, and perform its obligation thereunder, or (iii) the lack of enforceability of the obligation of OpCo Buyer or the Guarantor under the Agreement or this Guaranty, as applicable).
If OpCo Buyer fails to promptly discharge its Payment Obligations when due, the Guaranteed Party may at any time and from time to time, at the Guaranteed Party’s option, and so long as OpCo Buyer has failed to perform any of its Payment Obligations, take any and all actions available hereunder or under applicable Law to enforce Guarantor’s obligations hereunder in respect of such Payment Obligations, subject to the terms and conditions of this Limited Guarantee, including, without limitation, the Cap.
In furtherance of and notwithstanding the foregoing or anything contained to the contrary herein, Guarantor acknowledges that, if the Payment Obligations are due pursuant to the Agreement, the Guaranteed Party may, in its sole discretion, bring and prosecute a separate Proceeding or Proceedings against Guarantor for the full amount of Guarantor’s liabilities hereunder in respect of the Payment Obligations (subject to the terms and conditions of this Limited Guarantee, including, without limitation, the Cap), regardless of whether action is brought against OpCo Buyer or whether OpCo Buyer is joined in any such Proceeding or Proceedings.
Guarantor acknowledges and agrees that nothing herein limits the rights and remedies of the Guaranteed Party specified in the Agreement (provided that payment of the Payment Obligations hereunder will offset the rights of the Guaranteed Party to collect such amounts under the Agreement).
If (A) the Guaranteed Party asserts in any Proceeding before a court of competent jurisdiction that OpCo Buyer or Guarantor has failed to pay an amount that is due and payable under this Limited Guarantee or (B) if OpCo Buyer or Guarantor asserts in any Proceeding before a court of competent jurisdiction that this Limited Guarantee is

Exhibit 10.2
illegal, invalid or unenforceable, and there is a final non-appealable resolution of such Proceeding in which the Guaranteed Party is the prevailing party, Guarantor irrevocably and unconditionally agrees to promptly pay on demand all reasonable and documented fees, expenses and enforcement costs (including reasonable and documented fees of outside legal counsel) incurred by the Guaranteed Party in connection with such Proceeding (but, for the avoidance of doubt, not including any such fees and expenses incurred by the Guaranteed Party in connection with any determination as to whether such amount has become due and payable under the Agreement) fees, expenses and enforcement costs shall be added to the Cap.
2.    NATURE OF GUARANTEE. Subject to the express terms and conditions of this Limited Guarantee, Guarantor’s liability hereunder is absolute, unconditional, irrevocable and continuing irrespective of any modification, amendment or waiver of or any consent to departure from the Agreement that may be agreed to by OpCo Buyer, including any change in corporate existence, structure or ownership of OpCo Buyer. Without limiting the foregoing, the Guaranteed Party shall not be obligated to file any claim relating to the Payment Obligations in the event that OpCo Buyer becomes subject to a bankruptcy, reorganization or similar Proceeding, and any failure or delay of the Guaranteed Party to so file shall not affect Guarantor’s obligations hereunder. In the event that any payment hereunder is rescinded or must otherwise be returned for any reason whatsoever (other than as set forth in the last sentence of Section 8), Guarantor shall remain irrevocably and unconditionally liable hereunder as if such payment had not been made. This Limited Guarantee is an unconditional, irrevocable and continuing guarantee of payment of the Payment Obligations and not of collection, and the Guaranteed Party shall not be required to proceed against OpCo Buyer first before proceeding against Guarantor hereunder.
3.    CHANGES IN OBLIGATIONS, CERTAIN WAIVERS. Guarantor irrevocably and unconditionally agrees that the Guaranteed Party may, in its sole discretion, at any time and from time to time, without notice to or further consent of Guarantor, extend the time of payment of any of the Payment Obligations, and may also make any agreement with OpCo Buyer for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, without in any way impairing or affecting Guarantor’s obligations under this Limited Guarantee or affecting the validity or enforceability of this Limited Guarantee. Guarantor agrees that the obligations of Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) any action or inaction on the part of the Guaranteed Party, including the failure or delay on the part of the Guaranteed Party in asserting any claim or demand, or to enforce any right or remedy, against OpCo Buyer; (b) any change in the time, place or manner of payment of any of the Payment Obligations, or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the Agreement made in accordance with the terms thereof or any agreement evidencing, securing or otherwise executed in connection with any of the Payment Obligations; (c) the addition, substitution or release of any entity or other Person now or hereafter liable with respect to the Payment Obligations or otherwise interested in the transactions contemplated by the Agreement; (d) any change in the legal existence, structure or ownership of OpCo Buyer or any other Person now or hereafter liable with respect to the Payment Obligations or otherwise interested in the transactions contemplated by the Agreement; (e) any insolvency, bankruptcy, reorganization, natural disaster, act of God, widespread disease outbreak or other similar event, Proceeding or action affecting OpCo Buyer, Guarantor or any other Person now or hereafter liable with respect to the Payment Obligations or otherwise interested in the transactions contemplated by the Agreement; (f) the existence of any claim, set-off or other right which Guarantor may have at any time against OpCo Buyer or the Guaranteed Party, whether in connection with the Payment Obligations or otherwise; (g) the adequacy of any other means the Guaranteed Party may have of obtaining payment related to the Payment Obligations; (h) the value, genuineness, validity, regularity, illegality or enforceability of the Agreement in accordance with its terms (other than in the case of fraud or willful misconduct by the Guaranteed Party); or (i) any other act or omission that may or might in any manner or to any extent vary the risk of Guarantor or otherwise operate as a discharge of Guarantor as a matter of law or equity (other than payment of the Payment Obligations); provided that this sentence is subject to the last sentence of this Section 3. To the fullest extent permitted by Law, Guarantor hereby expressly and irrevocably waives any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by the Guaranteed Party. Guarantor waives promptness, diligence, notice of the acceptance of this Limited Guarantee and of the Payment Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any Payment Obligations incurred and all other notices of any kind (in each case, other than notices required to be made to OpCo Buyer pursuant to the Agreement), all defenses which may be available by virtue of any valuation, stay, moratorium

Exhibit 10.2
Law or other similar Law now or hereafter in effect or any right to require the marshaling of assets of OpCo Buyer or any other Person now or hereafter liable with respect to the Payment Obligations or otherwise interested in the transactions contemplated by the Agreement. Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Agreement and that the waivers set forth in this Limited Guarantee are knowingly made in contemplation of such benefits. Guarantor hereby covenants and agrees that it shall not assert as a defense in any proceeding to enforce this Limited Guarantee, and shall cause its Affiliates not to assert as a defense in any such proceeding, that this Limited Guarantee is illegal, invalid or unenforceable in accordance with its terms.
Guarantor hereby agrees not to assert and, to the fullest extent permitted by law, irrevocably waives any rights that it may now have or hereafter acquire against OpCo Buyer that arise from the existence, payment, performance, or enforcement of Guarantor’s obligations under or in respect of this Limited Guarantee or any other agreement in connection therewith, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Guaranteed Party against OpCo Buyer, whether or not such claim, remedy or right arises in equity or under contract, statute or common Law, including, without limitation, the right to take or receive from OpCo Buyer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all Payment Obligations payable by Guarantor under this Limited Guarantee shall have been paid in full in immediately available funds. If any amount shall be paid to Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full of all Payment Obligations payable under this this Limited Guarantee, such amount shall be received and held in trust for the benefit of the Guaranteed Party, shall be segregated from other property and funds of Guarantor and shall forthwith be promptly paid or delivered to the Guaranteed Party in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to all amounts payable by Guarantor under this Limited Guarantee.
Subject to the other terms herein, the Guaranteed Party hereby agrees that Guarantor shall have all defenses to the payment of the Payment Obligations that would be available to OpCo Buyer under the Agreement, as well as any defenses in respect of any fraud or willful misconduct of the Guaranteed Party, except for any defenses affirmatively waived herein. The Guaranteed Party hereby agrees that any failure by the Guaranteed Party to comply with the terms of the Agreement, including, without limitation, any breach by the Guaranteed Party of any representation, warranty or covenant contained therein or in any of the agreements, certificates and other documents required to be delivered by the Guaranteed Party pursuant to the terms of the Agreement (whether such breach results from fraud, willful misconduct or otherwise), in each case, that would cause any of OpCo Buyer’s conditions to Closing not to be satisfied or otherwise relieve OpCo Buyer of its obligations under the Agreement, shall likewise automatically and without any further action on the part of any Person relieve Guarantor of its obligations under this Limited Guaranty.
4.    NO WAIVER; CUMULATIVE RIGHTS. No failure on the part of Guarantor or the Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by Guarantor or the Guaranteed Party of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder. Subject to the limitations in this Limited Guarantee, each and every right, remedy and power hereby granted to the Guaranteed Party or allowed it by Law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Party at any time or from time to time. The Guaranteed Party shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of the Guaranteed Party’s rights against, Opco Buyer or any other Person now or hereafter liable for any Payment Obligations or interested in the transactions contemplated by the Agreement prior to proceeding against Guarantor hereunder.
5.    REPRESENTATIONS AND WARRANTIES.
(a)    Guarantor hereby represents and warrants that, other than as individually or in the aggregate would not reasonably be expected to prevent it from performing its obligations under this Limited Guarantee: (i) Guarantor has legal capacity to enter into and perform its obligations under this Limited Guarantee; (ii) all consents, approvals, authorizations, permits of, filings with and notifications to, any governmental authority necessary for the due execution, delivery and performance of this Limited Guarantee by Guarantor have been

Exhibit 10.2
obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority is required in connection with the execution, delivery or performance of this Limited Guarantee; (iii) assuming due execution and delivery by the Guaranteed Party, this Limited Guarantee constitutes a valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, subject to (A) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (B) general equitable principles (whether considered in a proceeding in equity or at law); and (iv) Guarantor has the financial capacity (after taking into account rights of Guarantor to obtain funds pursuant to commitments under its contracts) to pay and perform its obligations under this Limited Guarantee, and Guarantor shall maintain such financial capacity for so long as this Limited Guarantee shall remain in effect in accordance with Section 8.
(b)    The Guaranteed Party hereby represents and warrants that other than as individually or in the aggregate would not reasonably be expected to prevent it from performing its obligations under this Limited Guarantee: (i) it is a legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of the jurisdiction of its organization; (ii) it has all requisite corporate, limited partnership or other power and authority to execute, deliver and perform this Limited Guarantee and the execution, delivery and performance of this Limited Guarantee have been duly authorized by all necessary action and do not contravene any provision of the Guaranteed Party’s charter, partnership agreement, operating agreement or similar organizational documents, any Law or contractual restriction binding on the Guaranteed Party or its assets; (iii) all consents, approvals, authorizations, permits of, filings with and notifications to, any governmental authority necessary for the due execution, delivery and performance of this Limited Guarantee by the Guaranteed Party have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this Limited Guarantee; and (iv) assuming due execution and delivery by Guarantor, this Limited Guarantee constitutes a valid and binding obligation of the Guaranteed Party enforceable against the Guaranteed Party in accordance with its terms, subject to (A) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (B) general equitable principles (whether considered in a proceeding in equity or at law).
6.    NO ASSIGNMENT. Neither Guarantor nor the Guaranteed Party may assign or delegate their rights, interests or obligations hereunder (by operation of law or otherwise) to any other Person without the prior written consent of the other party hereto; provided, however, the Guaranteed Party may assign, transfer or delegate its rights, interests or obligations hereunder to any successor thereof or any Affiliate, in each case, including in connection with the Pre-Closing Restructuring; and provided, further, Guarantor may assign, transfer or delegate its rights, interests or obligations hereunder to one or more of its Affiliates, it being understood, in each case, that any such assignment shall not, in any event, relieve the Guaranteed Party or Guarantor, as applicable, of any of its obligations under this Limited Guarantee. Any purported assignment of this Limited Guarantee in contravention of this Section 6 shall be null and void.
7.    NOTICES. All notices and other communications hereunder shall be in writing in the English language and shall be given in the manner set forth in the Agreement; provided that notices and other communications hereunder to Guarantor shall be sent (in the manner set forth in the Agreement) to the address set forth below or as Guarantor shall have notified the Guaranteed Party in a written notice delivered to the Guaranteed Party in accordance with the Agreement:
6595 S. Jones Boulevard
Las Vegas, Nevada
Attention: President
Email: [***]
in each case, with a copy (which shall not constitute notice) to:

Exhibit 10.2
Latham & Watkins LLP
10250 Constellation Blvd., Suite 1100
Los Angeles, CA 90067
Attention: Steven B. Stokdyk; Brian P. Duff
Email: steven.stokdyk@lw.com; brian.duff@lw.com
8.    CONTINUING GUARANTEE. Subject to this Section 8 and the last sentence of Section 3, this Limited Guarantee may not be revoked or terminated and shall remain in full force and effect and shall be binding on Guarantor, its successors and assigns until all amounts payable by Guarantor under this Limited Guarantee (subject to the terms and conditions of this Limited Guarantee, including without limitation, the Cap) with respect to the Payment Obligations have been paid indefeasibly in full. Notwithstanding anything to the contrary in this Limited Guarantee, this Limited Guarantee shall terminate and Guarantor shall have no further obligations under this Limited Guarantee as of the earliest of (i) the Closing Date, if any only if, the OpCo Sale is consummated, (ii) the effective date of any termination of the Agreement on which (A) there are no further outstanding Payment Obligations or (B) Guarantor has made payments in respect of obligations under this Limited Guarantee that, in the aggregate, equal or exceed the Cap, (iii) the termination of the Agreement other than pursuant to Section 10.1(j) thereof, and (iv) the date that is 90 days after the valid termination of the Agreement pursuant to Section 10.1(j) thereof unless, in the case of this clause (iv), the Guaranteed Party has provided written notice to Guarantor pursuant to Section 7 asserting a claim by the Guaranteed Party for payment of the Payment Obligation prior to such date, in which case the relevant termination date shall be the date that such claim is finally satisfied or otherwise resolved by agreement of the parties hereto or a final, non-appealable judgment of a Governmental Entity of competent jurisdiction; provided that such claim shall set forth in reasonable detail the basis for such claim and the Guarantor shall not be required to pay any claim not submitted on or before the date that is three months after the termination of the Agreement. Notwithstanding anything to the contrary in this Agreement, in the event that the Guaranteed Party asserts in any litigation or other Proceeding (I) that one or more of the provisions of this Limited Guarantee, including any of the provisions of Section 1 limiting Guarantor’s liability to money damages no greater than the Cap and the provisions of this Section 8 or Section 9, are illegal, invalid or unenforceable in whole or in part, or that Guarantor is liable for Payment Obligations or other amounts under this Limited Guarantee that, in the aggregate, exceed the Cap (all such claims or assertions described in this clause (I), “Expressly Prohibited Claims”), or (II) any claim or theory of liability against Guarantor, OpCo Buyer or any Non-Recourse Party with respect to this Limited Guarantee, the Agreement, any other agreements and documents entered into in connection therewith, or the transactions contemplated hereby or thereby, other than, in the case of this clause (II), a claim against (x) OpCo Buyer, Guarantor or their respective Affiliates under any confidentiality agreement with the Guaranteed Party or one of its Affiliates (the “Confidentiality Agreement”), for breach thereof, (y) Guarantor or any of its successors or assigns under this Limited Guarantee, including for specific performance of the obligations hereunder (as limited by the provisions of this Limited Guarantee, including, without limitation, Section 1), which does not include any Expressly Prohibited Claim, or (z) OpCo Buyer under the Agreement and the other agreements and documents entered into in connection with the transactions contemplated hereby or thereby, including for specific performance of OpCo Buyers obligation’s thereunder (each of the following clauses (x) through (z), a “Retained Claim”), then (A) the obligations of Guarantor under this Limited Guarantee shall terminate ab initio and be null and void, (B) if Guarantor has previously made any payments under this Limited Guarantee, it shall be entitled to recover such payments, and (C) neither Guarantor nor any Non-Recourse Party shall have any liability to the Guaranteed Party or any of its Affiliates with respect to the transactions contemplated by the Agreement or under this Limited Guarantee.
9.    NO RECOURSE. The Guaranteed Party acknowledges that the sole assets of OpCo Buyer is the Debt Commitment Letter, and that no additional funds are expected to be contributed to OpCo Buyer except in connection with the Closing. Notwithstanding anything that may be expressed or implied in this Limited Guarantee or any document or instrument delivered in connection herewith or otherwise, and notwithstanding the fact that Guarantor may be a partnership, by its acceptance of the benefits of this Limited Guarantee, except for Retained Claims, the Guaranteed Party acknowledges and agrees that no Person other than Guarantor and the Guaranteed Party has any obligations hereunder and that no recourse shall be had hereunder or under the Agreement or any document or instrument delivered in connection herewith or therewith, or for any claim based on, in respect of, or by reason of, such obligations on their creation, against, and no personal liability shall attach to, (i) the former, current and future equity holders, controlling persons, directors, officers, employees, agents, Affiliates, members, managers,

Exhibit 10.2
general or limited partners, representatives or successors or assignees of Guarantor or OpCo Buyer or (ii) any former, current or future equity holder, controlling person, director, officer, employee, agent, Affiliate, member, manager, general or limited partner, representative or successor or assignee of any of the foregoing, but not including Guarantor or OpCo Buyer or and any of their respective successors or assigns (such parties (excluding, for the avoidance of doubt, Guarantor and OpCo Buyer), each a “Non-Recourse Party”, and collectively the “Non-Recourse Parties”), through OpCo Buyer or otherwise, whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, contract or otherwise) by or on behalf of the Guaranteed Party against any Non-Recourse Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, or otherwise, except for the Guaranteed Party’s rights against OpCo Buyer, Guarantor or its Affiliates under the Confidentiality Agreement. The Retained Claims shall be the sole and exclusive remedy of the Guaranteed Party and all of its Affiliates against Guarantor and the Non-Recourse Parties in respect of any liabilities or obligations arising under, or in connection with, this Limited Guarantee, the Agreement or the transactions contemplated thereby or in respect of any oral representations made or alleged to be made in connection therewith. Nothing set forth in this Limited Guarantee shall confer or give or shall be construed to confer or give to any Person (including any Person acting in a representative capacity) any rights or remedies against any Person (including any Non-Recourse Party) other than rights or remedies against Guarantor and the Guaranteed Party as expressly set forth herein.
Without limiting the foregoing in this Section 9, the Guaranteed Party hereby covenants and agrees that it shall not institute and shall make adequate provision such that its respective successors and assigns shall not, institute, directly or indirectly, any Proceeding or bring any other claim arising under, or in connection with, (a) this Limited Guarantee asserting one or more Expressly Prohibited Claims, or (b) this Limited Guarantee, the Agreement, any other agreements and documents entered into in connection therewith, or the transactions contemplated hereby or thereby, against Guarantor or any of the Non-Recourse Parties, except for Retained Claims.
The Guaranteed Party acknowledges that Guarantor is agreeing to enter into this Limited Guarantee in reliance on the provisions set forth in this Section 9. This Section 9 shall survive the termination of this Limited Guarantee.
10.    GOVERNING LAW; JURISDICTION. THIS LIMITED GUARANTEE AND ALL DISPUTES, CLAIMS, CAUSES OF ACTION AND CONTROVERSIES ARISING OUT OF OR RELATING TO THIS LIMITED GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE EXCLUSIVELY GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND WITHOUT REFERENCE TO THE CHOICE-OF-LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION. Each party to this Limited Guarantee irrevocably submits to the exclusive jurisdiction of (a) the United States District Court for the Southern District of New York or (b) if the United States District Court for the Southern District of New York does not have (and accept) jurisdiction over any Proceeding, any New York state court sitting in the County, City and State of New York or (c) in each case, any appellate case therefrom (collectively, the “Chosen Courts”) in any Proceeding arising out of or relating to this Limited Guarantee, and hereby irrevocably agrees that all claims in respect of such Proceeding may be heard and determined in such Chosen Courts, and that it will not bring or support any such Proceeding other than in the Chosen Courts; provided, however, that to the extent permitted by Law, any final and unappealable judgment against any of them in any Proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment. Each party to this Limited Guarantee hereby irrevocably waives, to the fullest extent that it may effectively do so, the defense, counterclaim, or otherwise, in any Proceeding with respect to this Limited Guarantee (i) that the suit, action or Proceeding (x) is brought in an inconvenient forum to the maintenance of such Proceeding, (y) the venue of such suit, action or Proceeding is improper or (z) this Limited Guarantee, or the subject matter hereof, may not be enforced in or by such courts, (ii) that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 10, or (iii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment

Exhibit 10.2
or otherwise).
11.    WAIVER OF JURY TRIAL. EACH PARTY TO THIS LIMITED GUARANTEE WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LIMITED GUARANTEE, OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH OR THE ADMINISTRATION THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN. NO PARTY TO THIS LIMITED GUARANTEE SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS LIMITED GUARANTEE OR ANY RELATED INSTRUMENTS OR THE RELATIONSHIP BETWEEN THE PARTIES. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY TO THIS LIMITED GUARANTEE CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS LIMITED GUARANTEE OR INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 11. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 11 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.
12.    CONFIDENTIALITY. This Limited Guarantee shall be treated as confidential by the Guaranteed Party and the Guaranteed Party shall not, and shall cause its Affiliates and its and their Representatives not to disclose, use circulate, quote or otherwise refer to in any document (other than the Agreement and Debt Commitment Letters) this Limited Guarantee, except with the prior written consent of Guarantor; provided, however, that each of the Guaranteed Party and Guarantor may disclose this Limited Guarantee (i) to its Affiliates and Representatives who need to know the terms of this Limited Guarantee, and to PropCo Buyer and its Affiliates and Representatives who need to know the terms of this Limited Guarantee, in each case, in connection with the negotiation or furtherance of the transactions contemplated by the Agreement, (ii) to the extent required by Law or the applicable rules of any national securities exchange, or in connection with any securities regulatory agency filings relating to the transactions contemplated by the Agreement (provided, further, that the disclosing party shall provide the other party with prompt written notice, to the extent legally permitted and practicable, of any such requirement so that the other party can seek a protective order or other appropriate remedy), and (iii) in connection with any litigation to enforce the terms of this Limited Guarantee; and provided, further, that Guarantor may disclose this Limited Guaranty to the Debt Financing Sources that have been directed to treat this Limited Guaranty as confidential.
13.    MISCELLANEOUS.
(a)    This Limited Guarantee and the Agreement constitute the entire agreement with respect to the subject matter hereof and supersede any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, among Guarantor or any of its Affiliates, on the one hand, and the Guaranteed Party or any of its Affiliates, on the other hand. No modification or waiver of any provision hereof shall be enforceable unless approved by the Guaranteed Party and Guarantor in writing. Except (x) for the provisions of Section 9, which are intended for the benefit of and enforceable by the Non-Recourse Parties and (y) to the extent any other rights are assigned in accordance with Section 6, (i) this Limited Guarantee is for the sole benefit of Guarantor and the Guaranteed Party, and may be enforced solely by the Guarantor and the Guaranteed Party; and (ii) nothing in this Limited Guarantee is intended to, or shall, confer upon any person (other than Guarantor or the Guaranteed Party) any legal or equitable right, benefit or remedy whatsoever.
(b)    Any term or provision of this Limited Guarantee that is invalid or unenforceable in any jurisdiction shall be, as to such jurisdiction, ineffective solely to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; provided, however, that this Limited Guarantee may not be enforced without giving effect to the limitation of the amount payable hereunder to the Cap provided in Section 1 (subject to the last paragraph of Section 1) and to the provisions of Sections 8 and 9.

Exhibit 10.2
(c)    This Limited Guarantee may be executed in one or more counterparts (including by facsimile or electronic transmission), and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
(d)    The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Limited Guarantee.
(e)    All parties acknowledge that each party and its counsel have reviewed this Limited Guarantee and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Limited Guarantee.
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Exhibit 10.2
IN WITNESS WHEREOF, Guarantor has caused this Limited Guarantee to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

By: /s/ Blake L. Sartini
Name: Blake L. Sartini

[Guarantee Signature Page - Guarantor]

Exhibit 10.2
IN WITNESS WHEREOF, the Guaranteed Party has caused this Limited Guarantee to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

GOLDEN ENTERTAINMENT, INC.

By: /s/ Charles H. Protell
Name: Charles H. Protell
Title: President and Chief Financial Officer

[Guarantee Signature Page - Guaranteed Party]